MILLENNIUM CHEMICALS INC.
COMPUTATION OF PER SHARE EARNINGS                                EXHIBIT 11.1


                                                                           Weighted
                                                               Shares      Average        Earnings
BASIC                                                       Outstanding   # of Shares     Per Share
                                                            -----------   -----------     ---------
Shares of Common Stock outstanding at December 31, 1998       5,170,692    75,170,692

             January, 1999                                      -82,800       -82,800
             February, 1999                                  -1,240,300      -826,866
             March, 1999                                     -1,449,500      -483,166
                                                           ------------  ------------

Shares of Common Stock outstanding at March 31, 1999         72,398,092    73,777,860
                                                           ============  ============
             Net income                                                                 $ 9,000,000
                                                                                        -----------
             Weighted average shares outstanding                                         73,777,860
             Basic earnings per share                                                         $0.12

Shares of Common Stock outstanding at December 31, 1999      66,508,567    66,508,567
           Shares issued
             January                                             10,594        10,594
             February                                           220,378       145,449
           Shares repurchased
             March                                           -1,382,300      -460,767
                                                           ------------  ------------

Shares of Common Stock outstanding at March 31, 2000         65,357,239    66,203,843
                                                           ============  ============
             Net income                                                                $25,000,000
             Weighted average shares outstanding                                        66,203,843
             Basic earnings per share                                                        $0.38

DILUTED

Shares of Common Stock outstanding at December 31, 1998      75,170,692    75,170,692

             January, 1999                                      -82,800       -82,800
             February, 1999                                  -1,240,300      -826,866
             March, 1999                                     -1,449,500      -483,166
             Options                                            502,000           140
             Time-vested restricted stock                       614,327       290,828
             Performance-based restricted stock               1,842,982        59,775
                                                           ------------  ------------

Shares of Common Stock outstanding at March 31, 1999         75,357,401    74,128,603
                                                           ============  ============
             Net income                                                                $ 9,000,000
                                                                                       -----------
             Weighted average shares outstanding                                        74,128,603
             Diluted earnings per share                                                      $0.12




                                                                           Weighted
                                                                Shares      Average      Earnings
DILUTED (continued)                                          Outstanding  # of Shares   Per Share
                                                             -----------  -----------  -----------
Shares of Common Stock outstanding at December 31, 1999       66,508,567   66,508,567
            Shares issued
              January                                             10,594       10,594
              February                                           220,378      145,449
            Shares repurchased
              March                                           -1,382,300     -460,767
              Options                                            538,000            -
              Time-vested retricted stock                        608,624      405,363
              Performance-based restricted stock                 228,224      142,095
                                                             -----------  -----------

Shares of Common Stock outstanding at March 31, 2000          66,732,087   66,751,301
                                                             ===========  ===========
            Net income                                                                 $25,000,000
                                                                                       -----------
            Weighted average shares outstanding                                         66,751,301
            Diluted earnings per share                                                       $0.37

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